UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Howard Bancorp, Inc.’s (the “Company”) annual meeting of stockholders held on May 24, 2017, the Company’s stockholders voted on the following matters:

1.
To elect four Class III directors to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2020, and until their successors are elected and qualify; and to elect one Class I director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders in 2018 and until his successor is elected and qualifies.

	Votes For	Votes Withheld	Broker Non-Votes

Class III
Richard G. Arnold	6,781,364	438,257	1,409,064
Nasser Basir	6,774,099	445,522	1,409,064
Karen D. McGraw	5,174,917	2,044,704	1,409,064
Mary Ann Scully	6,788,232	431,389	1,409,064

Class I
Gary R. Bozel	3,622,969	3,596,652	1,409,064

2.	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	7,100,504
Votes Against	87,593
Abstain	31,524
Broker Non-Votes	1,409,064

3.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm to audit the Company’s financial statements for 2017.

Votes For	8,172,400
Votes Against	430,703
Abstain	25,582

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

	By:	/s/ George C. Coffman
	Name:	George C. Coffman
Date: May 24, 2017	Title:	Executive Vice President and Chief
Financial Officer